Exhibit 10.1

FIRST AMENDMENT

TO THE

TELEFLEX INCORPORATED RETIREMENT INCOME PLAN

Pursuant to Section 9.2 of the Teleflex Incorporated Retirement Income Plan, as amended and restated effective as of January 1, 2002 (the “Plan”), and as authorized by Resolutions of the Teleflex Incorporated Financial Benefit Plans Committee, the Plan is amended, effective as of March 22, 2011, as follows:

1. The following paragraph is added to the end of the preamble entitled “Background Information”:

“The Plan was amended effective as of March 22, 2011 by the Purchase Agreement whereby the Sponsor sold its Marine business unit to Marine Acquisition Corp. (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement: (i) effective as of March 22, 2011, Marine assumed of all of the liabilities under the Plan with respect to certain participants specified in Section 5.4(h)(i) of the Purchase Agreement who are current or former employees of the Marine business unit (“Marine Participants”), (ii) effective as of March 22, 2011, the Marine Participants ceased to accrue any additional benefit under the Plan, and (iii) all assets in the Plan attributable to the benefits of the Marine Participants (whether or not vested) and related liabilities are required to be transferred to a defined benefit plan established by Marine as soon as practicable following Marine’s establishment of the defined benefit plan. Following this transfer, no Marine Participant shall be entitled to a benefit from, or continue participation in, the Plan.”

2. Appendix A to the Plan is amended effective as of March 22, 2011 to delete TFX Marine Incorporated as a Participating Employer.

3. Section 3.1 of Appendix E to the Plan is amended by adding the following to the end thereof:

“Notwithstanding any provision of the Plan to the contrary, no Marine Participant shall be credited with any Years of Benefit Accrual Service under the Plan on or after March 22, 2011.”

4. Section (3) of Schedule No. 12A of Appendix E to the Plan is amended by adding the following to the end thereof:

“No Marine Participant shall accrue any additional benefits under the Plan on or after March 22, 2011.”

5. All other provisions of the Plan shall remain in full force and effect.

TELEFLEX INCORPORATED

By:	/s/ Douglas R. Carl

Date:	November 8, 2011

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